UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 16, 2015
(Date of earliest event reported)

HotApp International Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-192647	47-4742558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

4800 Montgomery Lane
 Suite 450
Bethesda MD 20814
 (Address of Principal Executive Offices)

202.524.6869
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Robert Trapp as a Director and Chief Financial Officer and Appointment of Mr. Sien Lup Chew as interim Chief Financial Officer.

On June 16, 2015, Mr. Robert Trapp resigned as a Director and as Chief Financial Officer of the Company, and Mr. Sien Lup Chew was appointed interim Chief Financial Officer of the Company.   Mr. Trapp did not resign as a result of any disagreement with the Company and any of its operations, policies or procedures

Mr. Chew (Age 51) has served as Chief Financial Officer of Singapore eDevelopment Limited (“SeD”), the Company’s major shareholder, since 2014.    From 2012 through 2014,  Mr. Chew was self-employed and from 2004 through 2012 he served in various executive roles, including Chief Financial Officer.   Mr. Chew graduated from Monash University, Australia in 1988 with a Bachelor of Economics (Accounting) and Bachelor of Science (Computer Science) Honors.    Mr. Chew also is a Certified Public Accountant in Singapore.

Appointment of Mr. Kan Fai Lum to the Board of Directors and as Chief Technology Officer.
On June 16, 2015, the Company also appointed Mr. Lum to the Board of Directors and as Chief Technology Officer.

Mr. Lum (Age 53) is the founder, and since 2009 has served as Chief Executive Officer, of FUNboxx Ltd.  From 2007 through 2009, Mr.  Lum served as Chief Executive Officer for Vitop Ltd.    From 2004 through 2007, he served as Asia-Pacific marketing director and head of the consumer products division of York International (now Johnson Controls).  Prior to that, Mr. Lum held senior management positions with Apple and Datacraft Asia.    Mr. Lum graduated from the University of Essex (UK) in 1985, first class honor degree in Computer and Communication Engineering.    On June 16, 2015, Mr. Lum was appointed as an Executive Director and Chief Technology Officer of SeD.

There were no arrangements or understandings between the new director and any other persons pursuant to which such director was elected as a director.  In addition, at this time, the Company has not appointed the new director to any committees nor has it made any determination to appoint the new director to any committee.

With respect to the new executive officers, except as stated herein, (i) there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officer or new director have or will have a direct or indirect material interest, and (ii) there is no material plan, contract or arrangement (whether or not written) to which the new officers are a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event. There is no family relationship between each of the new executive officers and any other executive officer or director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HotApp International Inc.

By:	/s/ Chan Heng Fai
Name: Chan Heng Fai
Title: Chief Executive Officer

Date: June 18, 2015